EX-23.2

                              CONSENT OF COUNSEL

                               Brian F. Faulkner
                         A Professional Law Corporation
                        31877 Del Obispo Street, Suite 205
                       San Juan Capistrano, California 92675
                                  (949) 240-1361


April 2, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  E.T. Corporation - Form S-8

Dear Sir/Madame:

I have acted as counsel to E.T. Corporation (formerly eCom.com, Inc.), a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 30,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants (Amendment No. 3). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                        Sincerely,


                                        /s/  Brian F. Faulkner
                                        Brian F. Faulkner, Esq.